UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 13, 2017

KBS STRATEGIC OPPORTUNITY REIT, INC.
(Exact Name of Registrant as Specified in Its Charter)
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Maryland	000-54382	26-3842535
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 Newport Center Drive, Suite 700
Newport Beach, California 92660
(Address of principal executive offices)

Registrant's telephone number, including area code: (949) 417-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 8.01 OTHER EVENTS
Tender offer by Everest
On September 13, 2017, KBS Strategic Opportunity REIT, Inc. (the “Company”) approved recommending to its stockholders that they reject a mini-tender offer made by Everest REIT Investors I, LLC, for up to 600,000 shares of the Company’s common stock, which is approximately 1.1% of the outstanding shares. The Company commenced distribution to its stockholders of the response containing this recommendation, appearing as Exhibit 99.1, on September 14, 2017.
Commencement of Self-Tender Offer and Suspension of Share Redemption Program
Furthermore, on September 14, 2017, the Company commenced a self-tender offer (the “SOR Offer”) for up to 3,553,660 shares at a price of $14.07 per share, or approximately $50 million of shares. Unless extended or withdrawn, the SOR Offer will expire at midnight Eastern Time on Thursday, October 12, 2017.
The Company is conducting the SOR Offer in order to make liquidity available to stockholders in excess of that permitted under its share redemption program (the “SRP”). Because of the ongoing SOR Offer, the SRP has been suspended from September 29, 2017 through October 31, 2017, meaning no redemptions will be made in September or October (including those requested following a stockholder’s death, qualifying disability or determination of incompetence). The Company has cancelled all outstanding redemption requests under the SRP as of the commencement of the SOR Offer and is not accepting any redemption requests under the SRP during the term of the SOR Offer.
The SOR Offer price of $14.07 per share is 95% of the Company’s most recent estimated value per share and will be paid in cash, less any applicable withholding taxes and without interest, as further described in the Offer to Purchase and Letter of Transmittal filed with Securities and Exchange Commission (the “SEC”) on September 14, 2017. Questions or requests for assistance may be directed to, and copies of the Offer to Purchase and Letter of Transmittal may be obtained by going to the Company’s website at www.kbsstrategicopportunityreit.com or by calling DST Systems, Inc. at 866-584-1381. If stockholders would like to tender a portion or all of their shares pursuant to the terms of the SOR Offer, please follow the instructions given in the materials to properly complete and submit the Letter of Transmittal by midnight Eastern Time on October 12, 2017.
If stockholders would like to submit a redemption request under the SRP, they may do so after the SOR Offer expires. Because the SRP has been suspended through October 31, 2017, redemptions under the SRP will resume (a) on the last business day of November for requests related to a stockholder’s death, qualifying disability or determination of incompetence and (b) on the last business day of December for all other requests.
Cautionary Note Regarding Forward-Looking Statements
The foregoing includes forward-looking statements within the meaning of the Federal Private Securities Litigation Reform Act of 1995. The Company intends that such forward-looking statements be subject to the safe harbors created by Section 21E of the Securities Exchange Act of 1934, as amended. These statements include statements regarding the intent, belief or current expectations of the Company and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date they are made. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. Such statements are subject to known and unknown risks and uncertainties which could cause actual results to differ materially from those contemplated by such forward-looking statements. The Company makes no representation or warranty (express or implied) about the accuracy of any such forward-looking statements. These statements are based on a number of assumptions involving the judgment of management. These statements are subject to the risk that the future estimated value per share of the Company is not higher than the current estimated value per share, that the SOR Offer is oversubscribed, and that strategic alternatives to provide additional liquidity do not occur in the near future. The forward-looking statements also depend on factors such as: our business strategy; our ability to obtain future financing arrangements; our ability to make future distributions; our understanding of our competition; market trends; and projected capital expenditures. A number of other important factors could cause actual results to differ materially from the forward-looking statements contained in this document, including factors described in the Risk Factors section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016 and in subsequent Quarterly Reports on Form 10-Q.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Ex.	Description
99.1	Letter to Stockholders

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KBS STRATEGIC OPPORTUNITY REIT, INC.

Dated: September 14, 2017	BY:	/s/ Jeffrey K. Waldvogel
Jeffrey K. Waldvogel
Chief Financial Officer, Treasurer and Secretary